UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 4, 2013

SINO AGRO FOOD, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-54191	33-1219070
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3801, Block A, China Shine Plaza
No. 9 Lin He Xi Road
Tianhe County
Guangzhou City
P.R.C.	510610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 20 22057860

Copies to:

Sichenzia Ross Friedman Ference LLP

61Broadway, 32nd Floor

New York, NY 10006

Attn. Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, (ii) changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and (iii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Commencing on October 10, 2012, Sino Agro Food, Inc. (the “Company”) has issued shares of its common stock, par value $0.001 per share (the “Shares”), to then holders of its notes in consideration for the conversion thereof. The number of Shares issued, their respective dates of issuance and the dollar amount of the notes converted in connection with each issuance are set forth below.

•	On October 10, 2012, the Company issued 919,031 Shares upon the conversion of $651,071 in notes;

•	On October 25, 2012, the Company issued 1,479,100 Shares upon the conversion of $915,621 in notes;

•	On November 15, 2012, the Company issued 801,312 Shares upon the conversion of $514,550 in notes;

•	On November 19, 2012, the Company issued 1,283,240 Shares upon the conversion of $822,848 in notes;

•	On December 21, 2012, the Company issued 3,590,880 Shares upon the conversion of $1,940,224 in notes;

Consequently, during the period beginning October 10, 2012 and ending on December 21, 2012, the Company issued an aggregate of 8,073,563 Shares. The Shares were issued pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO AGRO FOOD, INC.

Date: February 4, 2013	By:	/s/ LEE YIP KUN SOLOMON
Lee Yip Kun Solomon
Chairman and Chief Executive Officer